EXHIBIT 24

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Amendment to Registration Statement appears below hereby appoints Dan R. Bannister, David L. Reichardt and H. Montgomery Hougen, and each of them, any one of whom may act without the joiner of the others, as his or her attorney-in-fact with full power of substitution and resubstitution to sign on his or her behalf individually and in the capacity stated below, and to sign and file all amendments and post-effective amendments to this Amendment to Registration Statement and any and all other documents that may be required in connection with the filing of this Amendment to Registration Statement, which amendments may make such changes and additions to this Amendment to Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities act of 1933, as amended, this Amendment to Registration Statement has been signed by the following person sin the capacities and on the dates indicated.

Signature Title

Herbert S. Winokur, Jr.     Director and Chairman of the Board
Herbert S. Winokur, Jr.

Dan R. Bannister            Director, President and Chief Executive Officer
Dan R. Bannister                (Principal Executive Officer)

T. Eugene Blanchard         Director,Senior Vice President and Chief Financial
T. Eugene Blanchard             Officer  (Principal Financial Officer)

Russell E. Dougherty        Director
Russell E. Dougherty

Gerald A. Dunn              Vice President and Controller
Gerald A. Dunn                  (Principal Accounting Officer)

James H. Duggan             Director and Executive Vice President
James H. Duggan

Paul V. Lombardi            Director and Executive Vice President
Paul V. Lombardi

Dudley C. Mecum II          Director
Dudley C. Mecum II

Michael T. Masin            Director
Michael T. Masin

David L. Reichardt          Director, Senior Vice President and General Counsel
David L. Reichardt